Exhibit 21.1
Bright Horizons Family Solutions Inc. and Subsidiaries
As of December 31, 2016

Entity	Jurisdiction
Bright Horizons Family Solutions Inc.	Delaware
Bright Horizons Capital Corp.	Delaware
Bright Horizons Family Solutions LLC	Delaware
CorporateFamily Solutions LLC	Tennessee
Bright Horizons LLC	Delaware
Bright Horizons Children’s Centers LLC	Delaware
ChildrenFirst LLC	Massachusetts
Resources in Active Learning	California
Edlink, LLC.	Delaware
Hildebrandt Learning Centers, LLC	Pennsylvania
Children’s Choice Learning Centers, Inc.	Nevada
Children’s Choice SB Corporation	Nevada
Children’s Choice Missouri Corporation I	Missouri
Children’s Choice Missouri Corporation II	Missouri
Children’s Choice North Carolina Corporation I	North Carolina
Children’s Choice Pennsylvania Corporation I	Pennsylvania
Children’s Choice Tennessee Corporation I	Tennessee
Children’s Choice Nevada Property, L.L.C.	Nevada
UVP Holdings, LLC	Delaware
UVP Operating, LLC	Delaware
College Nannies & Tutors Development, Inc.	Minnesota
BHFS One Limited	United Kingdom
BHFS Two Limited	United Kingdom
Bright Horizons Family Solutions, Ltd.	United Kingdom
Casterbridge Care and Education Ltd	United Kingdom
Kids (Warrington and Luton) Limited	United Kingdom
Kids Properties Limited	United Kingdom
Nursery Education for Employment Development Limited	United Kingdom
Bright Horizons Livingston, Ltd.	Scotland
Huntyard Ltd.	Jersey
Active Learning Childcare (Guernsey) Limited	United Kingdom
The Phoenix Day Nursery Limited	United Kingdom
Fran N Bru Limited	United Kingdom
Conchord Limited	United Kingdom
Chestnutbay Acquisitionco Limited	United Kingdom
Chestnutbay Limited	United Kingdom
Acorndrive Limited	United Kingdom
Acorndrift Limited	United Kingdom
Asquith Court Holdings Limited	United Kingdom
Goosebrook Limited	United Kingdom
Rivertide Day Nurseries Limited	United Kingdom
Chesire Plato LLP (1)	United Kingdom
Asquith Court Nurseries Limited	United Kingdom
Asquith Nannies Limited	United Kingdom
Asquith Nurseries Limited	United Kingdom
Asquith Nurseries Developments Limited	United Kingdom

Entity	Jurisdiction
Kinderstart Day Nurseries Limited	United Kingdom
Bobby’s Playhouse Limited	United Kingdom
Four Seasons Nurseries (Scotland) Limited	United Kingdom
Four Seasons at Spectrum Limited	United Kingdom
Four Seasons at Skypark Limited	United Kingdom
Hickory House Children’s Day Nursery Limited	United Kingdom
Allgold Investments Limited	United Kingdom
Norfolk Lodge School Limited	United Kingdom
Le Club Frere Jacques Limited	United Kingdom
Muddy Puddles Childcare Limited	United Kingdom
Bishopbriggs Childcare Centre Limited	United Kingdom
Pegasus Childcare Limited	United Kingdom
Bright Horizons B.V.	Netherlands
Kindergarden Nederland B.V.	Netherlands
Bright Horizons Child Care Services Private Limited (2)	India
Bright Horizons Family Solutions Ltd. (3)	Canada
BHFS Three Limited	Ireland
Bright Horizons Family Solutions Ireland, Limited	Ireland
Allmont, Limited	Ireland
Bright Horizons Corp.	Puerto Rico

(1)	Owned 99.9% by Acorndrift Limited and 0.01% by Asquith Court Holdings Limited
(2)	9,999 shares owned by Bright Horizons B.V., 1 share owned by BHFS Two Limited.
(3)	Stock is held 15% by Bright Horizons Family Solutions LLC and 85% by ChildrenFirst LLC.

In accordance with Item 601(b)(21) of Regulation S-K, the Company has omitted from this Exhibit list the names of certain dormant subsidiaries.